U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

GRAND PERFECTA, INC.

(Exact name of registrant as specified in its charter)

000-55423

(Commission File No.)

Nevada (State or other jurisdiction of incorporation or organization)	46-1779352 (IRS Employer Identification No.)

21st Floor, South Tower, New Pier Takeshiba
1-16-1, Kaigan, Minato-ku, Tokyo, Japan

(Address of principal executive offices)

+81-3-3436-4577

(Registrant’s telephone number)

Not applicable

(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

See the information presented under Item 2.03, below, which is incorporated herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 18, 2015, Link Bit Consulting Co., Ltd., the wholly-owned subsidiary of Grand Perfecta, Inc. (together with Link Bit Consulting Co., Ltd., “Grand Perfecta” or the “Company”) entered into a Money Loan Agreement with Fuji Kigyo Co., Ltd. (“Fuji Kigyo”), pursuant to which Fuji Kigyo agreed to lend to the Company JPY 100,000,000 (approximately US$821,000). The loan proceeds were received by the Company on December 18, 2015. Under the terms of the Money Loan Agreement, interest accrues on the unpaid principal at the rate of 12% per annum and is payable monthly. Principal is repaid in 20 equal monthly installments beginning the last day of July 2017.

Fuji Kigyo is not an affiliate of the Company, but is a pre-existing creditor. At October 31, 2015, the Company was indebted to Fuji Kigyo in the amount of US$830,000 under an unsecured note issued in January 2011 that bears interest at 12% per annum and is payable monthly.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grand Perfecta, Inc.

Date: December 21, 2015	By:	/s/ Masashi Takegaki
Masashi Takegaki, Chief Financial Officer